Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO ROYALTY AGREEMENT

This Amendment No. 1 to Royalty Agreement (this “Amendment”) is made effective as of January 10, 2024 (the “Amendment Effective Date”), by and between Elutia Med LLC, a Delaware limited liability company (formerly known as Aziyo Med, LLC) (the “Company”), and Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Ligand” and collectively with the Company, the “Parties” and each, a “Party”).

WHEREAS, the Parties previously entered into that certain Royalty Agreement dated as of May 31, 2017 (the “Royalty Agreement”); and

WHEREAS, the Parties wish to amend the Royalty Agreement as set forth herein and in accordance with its terms and conditions, including Section 7.08 thereto.

NOW, THEREFORE, in consideration of the promises, agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the mutual representations and warranties contained herein, the Parties hereto agree to amend the Royalty Agreement as follows:

1.	The following defined terms are hereby inserted into Section 1.01 in appropriate alphabetical order:

““Amendment Effective Date” shall have the meaning given to such term in that certain Amendment No. 1 to Royalty Agreement by and between the Company and Ligand.

““Senior Credit Facility” shall mean, individually and collectively, (a) the credit facilities evidenced by (i) that certain First Lien Revolving Credit Agreement (as defined in the Intercreditor Agreement), (ii) that certain Credit Agreement dated as of August 10, 2022, among Guarantor, the lenders from time to time party thereto and SWK Funding LLC, a Delaware limited liability company, in its capacity as administrative agent, (iii) any Approved AR Loan Facility (as defined in the Credit Agreement described in the immediately preceding clause) and (b) any other replacement or refinancing credit facility from time to time entered into between Company or any of its Affiliates, on the one hand, and one or more senior agents and/or lenders, on the other hand, in each case, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of the Intercreditor Agreement.”

2.	The definition of “MidCap Credit Facility” in Section 1.01 is hereby deleted in its entirety.

3.	Any reference throughout the Royalty Agreement to “MidCap Credit Facility” is hereby deleted and replaced with “Senior Credit Facility”.

4.	The following defined term is hereby inserted into Section 1.01:

““Senior Credit Facility Agent” shall mean SWK Funding LLC, a Delaware limited liability company, in its capacity as administrative agent, together with any other senior agent from time to time party to a Senior Credit Facility.”

5.	The definition of “MidCap Credit Facility Agent” in Section 1.01 is hereby deleted in its entirety.

6.	Any reference throughout the Royalty Agreement to “MidCap Credit Facility Agent” is hereby deleted and replaced with “Senior Credit Facility Agent”.

7.	The definition of “Intercreditor Agreement” in Section 1.01 is hereby deleted in its entirety and replaced with the following:

““Intercreditor Agreement” shall mean (a) that certain Intercreditor Agreement, dated as of August 10, 2022, by and between the SWK Funding LLC, a Delaware limited liability company, as First Lien Agent, and Ligand, and acknowledged and agreed by Guarantor and the Company and (b) any replacement or other intercreditor agreement between or among a Senior Credit Facility Agent, Ligand, Guarantor and/or the Company, in each case, as amended, restated, supplemented or otherwise modified from time to time.”

8.	The definition of “Minimum Annual Royalty” is hereby deleted in its entirety and replaced with the following:

““Minimum Annual Royalty” shall mean with respect to (a) calendar year 2017, zero, (b) calendar year 2018, $1,250,000, (c) calendar year 2019, $2,200,000, (d) calendar years 2020 and 2021, $2,750,000, (e) calendar year 2022, $1,375,000, and (f) calendar year 2024 and each calendar year thereafter during the Term, $4,400,000; provided, however, that for the final Fiscal Year of the Term, the “Minimum Annual Royalty” for any Fiscal Quarter during such Fiscal Year, whether partial or full, shall mean the amounts set forth on Schedule 1 for such Fiscal Quarter; provided, further, that if any Product, or any product enumerated in the definition of any Product (or in any Schedule referenced in any such definition), is divested as a result of a Product Change of Control or if any Product is withdrawn from the market for regulatory or safety reasons, the Minimum Annual Royalty shall be reduced by an amount that is the product of (a) the applicable Minimum Annual Royalty for the Fiscal Year in which such Product Change of Control or withdrawal takes place and for each Fiscal Year thereafter times (b) the fraction representing (x) the total sales of such Product or enumerated product subject to such Product Change of Control or withdrawal in the twelve (12) calendar months immediately preceding such Product Change of Control or withdrawal over (y) the aggregate total sales of all Products in the twelve (12) calendar months immediately preceding such Product Change of Control or withdrawal. For the avoidance of doubt, the Minimum Annual Royalty shall be adjusted according to the foregoing proviso immediately as of any Product Change of Control or withdrawal.”

9.	Section 2.02(b)(i) of the Royalty Agreement is hereby deleted in its entirety and replaced with the following:

“(i)Subject to clause b(ii), if:

A.

With respect to any Fiscal Quarter that begins after December 31, 2017 through and including the Fiscal Quarter ending on December 31, 2022, the sum of (1) the aggregate Monthly Royalties paid to Ligand during the Fiscal Year that includes such Fiscal Quarter plus (2) the Minimum Quarterly Payments made to Ligand during such Fiscal Year is less than the Minimum Quarterly Royalty multiplied by the number of completed Fiscal Quarters in such Fiscal Year, then the Company shall pay to Ligand, by wire transfer of immediately available funds within thirty (30) days after the end of such Fiscal Quarter, an amount equal to the difference between (A) the Minimum Quarterly Royalty multiplied by the number of completed Fiscal Quarters in such Fiscal Year and (B) the sum of (1) the aggregate Monthly Royalties paid to Ligand with respect to such Fiscal Year plus (2) the Minimum Quarterly Payments made to Ligand with respect to such Fiscal Year.

B.

With respect to the period beginning with the Fiscal Quarter that begins after December 31, 2022 through and including the Fiscal Quarter ending on September 30, 2023, the Company shall pay to Ligand, by wire transfer of immediately available funds three million dollars ($3,000,000) (such payment, the “Q3 2023 Royalty Payment”), one million five hundred thousand dollars ($1,500,000) of which to be paid within ten (10) days after the Amendment Effective Date and one million five hundred thousand dollars ($1,500,000) of which to be paid within ten (10) days after March 31, 2024. Notwithstanding anything to the contrary herein, the Parties hereby acknowledge and agree (i) that the Q3 2023 Royalty Payment made pursuant to this Section 2.02(b)(i)(B) shall be made in lieu of any Monthly Royalty payments or related obligations of the Company for the period beginning with the Fiscal Quarter that begins after December 31, 2022 through and including the Fiscal Quarter ending on September 30, 2023 (the

“Satisfied Payments”); and (ii) contingent upon the Company’s payment of the Q3 2023 Royalty Payment, with respect to any matters relating to the Satisfied Payments, no Party has any claims against the other Party or any of their respective affiliates and, to the extent that any such claim exists, such Party irrevocably and forever releases and waives such claim.

C.

With respect to the Fiscal Quarter that begins on October 1, 2023 and ends on December 31, 2023, if the sum of the aggregate Monthly Royalties paid to Ligand during such Fiscal Quarter is less than one million one hundred thousand dollars ($1,100,000) (the “Q4 2023 Minimum Royalty Amount”), the Company shall pay to Ligand, by wire transfer of immediately available funds within thirty (30) days after the end of such Fiscal Quarter, an amount equal to the difference between (1) Q4 2023 Minimum Royalty Amount and (2) the sum of the aggregate Monthly Royalties paid to Ligand with respect to such Fiscal Quarter.

D.

Subject to clause b(ii), with respect to any Fiscal Quarter that begins after December 31, 2023, if the sum of (1) the aggregate Monthly Royalties paid to Ligand during the Fiscal Year that includes such Fiscal Quarter plus (2) the Minimum Quarterly Payments made to Ligand during such Fiscal Year is less than the Minimum Quarterly Royalty multiplied by the number of completed Fiscal Quarters in such Fiscal Year, then the Company shall pay to Ligand, by wire transfer of immediately available funds within thirty (30) days after the end of such Fiscal Quarter, an amount equal to the difference between (A) the Minimum Quarterly Royalty multiplied by the number of completed Fiscal Quarters in such Fiscal Year and (B) the sum of (1) the aggregate Monthly Royalties paid to Ligand with respect to such Fiscal Year plus (2) the Minimum Quarterly Payments made to Ligand with respect to such Fiscal Year.”

10.	Section 2.03(a) of the Royalty Agreement is hereby deleted in its entirety and replaced with the following:

“(a) [Intentionally omitted].”

11.	Section 8.01(c) of the Royalty Agreement is hereby deleted in its entirety and replaced with the following:

“(c)If, notwithstanding subparagraph (b), the Royalty Interests are subject to a Recharacterization, the Parties intend that the Company shall be deemed hereunder to have granted, and the Company does hereby grant, and for avoidance of doubt, as of the Amendment Effective Date regrants, to Ligand a first priority security interest in favor of Ligand, to secure the obligations to make the payments under Section 2.01, Section 2.02, and Section 2.03, including in respect of any acceleration thereof pursuant to Section 9.02, in the Royalty Interests, the Royalty Related Collateral and all proceeds and products thereof, and the Special Account and any cash or other funds, amounts or financial assets held therein or credited thereto.  Without limiting the generality of the foregoing, the Company shall cause the lenders under the Senior Credit Facility to release any liens it may have on the Royalty Interests and/or the Royalty Related Collateral on or prior to the Amendment Effective Date and to enter into an amendment to the Intercreditor Agreement acknowledging that, as of the Amendment Effective Date, none of the Royalty Interests, the Royalty Related Collateral or any proceeds or products thereof shall constitute Collateral, Pari Passu Collateral or any other assets of the Company subject to the provisions of the Intercreditor Agreement.”

12.

Section 8.01(e) of the Royalty Agreement is hereby amended by deleting each reference to “have granted, and the Company does hereby grant” in its entirety and by inserting in lieu thereof a reference to “have granted, and the Company does hereby grant, and for the avoidance of doubt, as of the Amendment Effective Date regrants”.

13.	Section 8.02(a) of the Royalty Agreement is hereby deleted in its entirety and replaced with the following:

“(a)In addition to the special rights and security interests provided in Section 8.01, as security for the Company’s payment obligations in respect of any Minimum Quarterly Royalties payable hereunder (including in respect of any acceleration thereof pursuant to Section 9.02), the Company hereby grants, and for the avoidance of doubt, as of the Amendment Effective Date regrants (subject to the priorities specified in the Intercreditor Agreement) a security interest in all of the following assets of the Company that constitute “Collateral” under the Senior Credit Facility (the “General Collateral”):

(i)

All goods, Accounts (including health-care insurance receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, investment accounts, commodity accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located (each capitalized term in this clause (i) not otherwise defined in this Agreement or the Senior Credit Facility, as defined in the UCC); and

(ii)

all the Company's Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.”

14.	Section 8.06(a) of the Royalty Agreement is hereby deleted in its entirety and replaced with the following:

“(a) [Intentionally omitted].”

15.	Section 8.06(e) of the Royalty Agreement is hereby deleted in its entirety and replaced with the following:

“(e) [Intentionally omitted].”

16.	Section 3.08 of the Royalty Agreement is hereby deleted in its entirety and replaced with the following:

“Current Indebtedness.  Other than Indebtedness evidenced by the Senior Credit Facility and Permitted Transactions, there is no indebtedness (other than trade indebtedness in the ordinary course of business) for borrowed money of the Company.”

17.	Schedule 3.08 of the Royalty Agreement is hereby deleted in its entirety

18.	Any reference throughout the Royalty Agreement to “Aziyo Biologics, Inc.” is hereby deleted and replaced with “Elutia Inc.”.

19.	Any reference throughout the Royalty Agreement to “Aziyo Med” is hereby deleted and replaced with “Elutia Med”.

20.	Any reference throughout the Royalty Agreement to “Aziyo Med, LLC” is hereby deleted and replaced with “Elutia Med LLC”.

21.	Any reference throughout the Royalty Agreement to “Aziyo” is hereby deleted and replaced with “Elutia”.

22.	Section 7.03(b) is hereby deleted in its entirety and replaced with the following:

(b) Upon the consent of Ligand (which consent may not be unreasonably withheld, delayed or conditioned for any proposed assignment to any reasonably creditworthy proposed assignee), the Company may assign all or any applicable part of its rights and obligations under this Agreement in respect of any Product Change of Control, subject to the assumption by such proposed assignee of the obligations set forth in Section 2.01 and Section 2.02 with respect to such Product. Notwithstanding the foregoing, in the event that LeMaitre Vascular, Inc. (“LeMaitre”) exercises its rights to acquire  certain products from the Company (including ProxiCor products, Tyke products and VasCure for vascular repair products) pursuant to that certain Distribution Agreement, dated April 20, 2023, as amended or modified from time to time, by and between Aziyo Biologics, Inc. and LeMaitre (the “Distribution Agreement”), Ligand hereby acknowledges, agrees, and consents to such purchase by LeMaitre. For the avoidance of doubt, Ligand further acknowledges and agrees that (i) the execution of the Distribution Agreement by Aziyo Biologics, Inc., or (ii) the grant of the Option (as defined in the Distribution Agreement) in favor of LeMaitre pursuant to the Distribution Agreement, shall not constitute a breach, default or violation of this Agreement, and any right of action arising from the foregoing is hereby waived.

23.

Notwithstanding anything to the contrary in the Royalty Agreement, as amended by this Amendment, the Parties agree that the intent of the provisions herein and therein is to provide for payments by the Company to Ligand of amounts not less than the amounts set forth on Schedule 1 attached hereto.  In the event that, for any calendar quarter, the amount owed to Ligand under the Royalty Agreement, as amended by this Amendment, is less than the amount set forth on Schedule 1 attached hereto for such calendar quarter, the Company shall make a payment on the last day of such calendar quarter to Ligand so that Ligand is paid at least the amount set forth on Schedule 1 for such calendar quarter.

24.	Capitalized terms not expressly defined herein shall have the meaning ascribed to them in the Royalty Agreement.

25.	All other terms and conditions of the Royalty Agreement remain unchanged, and the Royalty Agreement, as amended by this Amendment, shall remain in full force and effect according to its terms.

26.

This Amendment may be signed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.  Delivery of counterpart signature pages hereof via facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.  The words “execution,” “signed,” “signature,” and words of like import in this letter agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written to become effective on the Amendment Effective Date.

ELUTIA MED LLC

By:	/s/ Jeffrey D. Hamet
Name: Jeffrey D. Hamet
Title: Senior Vice President, Finance and Treasurer

Signature Page to Amendment No. 1 to Royalty Agreement

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written to become effective on the Amendment Effective Date.

LIGAND PHARMACEUTICALS INCORPORATED

By:	/s/ Matthew Korenberg
Name: Matthew Korenberg
Title: President and Chief Operating Officer

Signature Page to Amendment No. 1 to Royalty Agreement

Schedule 1

Quarter	Quarterly Payment
Q3 2022	$ -
Q4 2022	$ -
Q1 2023	$ -
Q2 2023	$ -
Q3 2023	$3,000,000.00
Q4 2023	$1,100,000.00
Q1 2024	$1,100,000.00
Q2 2024	$1,100,000.00
Q3 2024	$1,100,000.00
Q4 2024	$1,100,000.00
Q1 2025	$1,100,000.00
Q2 2025	$1,100,000.00
Q3 2025	$1,100,000.00
Q4 2025	$1,100,000.00
Q1 2026	$1,100,000.00
Q2 2026	$1,100,000.00
Q3 2026	$1,100,000.00
Q4 2026	$1,100,000.00
Q1 2027	$1,100,000.00
Q2 2027	$1,100,000.00